Exhibit 15.5

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-255274) pertaining to the 2020 Share Incentive Plan of MINISO Group Holding Limited of our report dated June 29, 2026, with respect to the consolidated financial statements of Yonghui Superstores Co., Ltd. included in this Amendment No. 1 to the Annual Report (Form 20-F/A) of MINISO Group Holding Limited for the year ended December 31, 2025.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

June 29, 2026

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